U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 14, 2003



                         STREICHER MOBILE FUELING, INC.
             (Exact name of registrant as specified in its charter)



                                     Florida
                 (State or other jurisdiction of incorporation)



                000-21825                           65-0707824
          (Commission File Number)        (IRS Employer Identification No.)



            Streicher Mobile Fueling, Inc.
            800 W. Cypress Creek Rd., Suite 580
            Fort Lauderdale, Florida                        33309
            (Address of principal executive office)      (Zip Code)



Registrant's telephone number, including area code       (954) 308-4200

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      On November 14, 2003, Streicher Mobile Fueling, Inc., issued a press release reporting operating results for the first fiscal quarter ended September 30, 2003. The text of that press release is as follows:


SMF [logo] Streicher Mobile Fueling, Inc.
800 West Cypress Creek Road, Suite 580
Fort Lauderdale, Florida 33309
                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
CONTACT:  RICHARD E. GATHRIGHT                      KEVIN MCGRATH
          CHAIRMAN AND CHIEF EXECUTIVE OFFICER      CAMERON ASSOCIATES, INC.
          954-308-4200                              212-245-8800


                    STREICHER MOBILE FUELING REPORTS RESULTS
                   FOR FIRST QUARTER ENDED SEPTEMBER 30, 2003

FT. LAUDERDALE, FL, NOVEMBER 14, 2003 - STREICHER MOBILE FUELING, INC. (NASDAQ:
FUEL and FUELW), an outsourcing value added refueling and fuel management service for vehicle and equipment fleets, today announced the results for the three months ended September 30, 2003 as follows:

                  (All amounts in 000's, except per share data)

                                                         (Unaudited)
                                                        3 Months Ended
                                                        --------------
                                                       9/30/03    9/30/02
                                                       -------    -------

      Total Revenues                                 $  19,417   $ 17,079
      Gross Profit                                   $     822   $  1,393
      Operating Income                               $     488   $    313
      Net Income                                     $     206   $    103
      EBITDA (1)                                     $     824   $    677
      Basic and Diluted Net Income Per Share         $    0.03   $   0.01

      Basic Weighted Average Shares Outstanding          7,248      7,214
      Diluted Weighted Average Shares Outstanding        7,505      7,223

      Gallons of Fuel Delivered                         13,300     11,900

       (1) Earnings before interest, taxes, depreciation and amortization

The Company's revenues increased by $2.3 million, or 13.7%, on deliveries of
13.3 million gallons of fuel during the three months ended September 30, 2003, compared with 11.9 million gallons delivered in the three months ended
September 30, 2002. The volume increase of 1.4 million gallons, or 11.8%, in the current quarter resulted in $1.6 million of the increase in revenues. This increase in gallons delivered was due to the addition of new accounts.


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


Additionally, the average wholesale price of fuel was higher in the three months ended September 30, 2003 resulting in increased revenues of $700,000.

Gross profit decreased $571,000 in the three months ended September 30, 2003 compared to the three months ended September 30, 2002. Of the reduction in gross profit, $221,000 resulted from a decrease in the average service charge per gallon of fuel delivered which was only partially offset by a 1.4 million gallon increase in the volume delivered during the three months ended September 30, 2003. This decrease in the average service charge was due to the lowering of prices in response to an extremely aggressive pricing scheme undertaken by a large competitor which discontinued operations in the quarter. Gross profit also declined as a result of a $202,000 increase insurance costs and a $148,000 increase in direct operating expenses from the same period last year.

In connection with the Company's August 2003 refinancing of its equipment debt, the Company negotiated a settlement with its primary equipment lender and received a $757,000 cash discount by prepaying the $2,204,800 outstanding balance on August 29, 2003. This discount was recorded as gain on extinguishment of debt and is included in operating profit and net income for the three months ended September 30, 2003.

Net income for the three months ended September 30, 2003 was $206,000 compared to $103,000 for the prior year period, an increase of $103,000, resulting primarily from the August 2003 $757,000 gain on extinguishment of debt, which was partially offset by the lower gross profit of $571,000 during the current year quarter. Additionally, EBITDA increased to $824,000 from $677,000 reported for the prior period largely due to the gain on extinguishment of debt.

Richard E. Gathright, Chairman, CEO and President of the Company commented,

      "We are pleased with our progress of closing new and profitable business. The negative price environment created by our former principal competitor is abating and we are beginning to see price increases in our markets. Our overall financial position has greatly improved by the recently completed $6.925 million placement of five-year notes. Our additional fleet capacity provides for low cost entry into planned new markets. We are heavily focused on marketing our superior level of services to those prospective customers who recognize the overall cost savings from mobile fueling."

ABOUT STREICHER MOBILE FUELING, INC.
SMF provides mobile fueling and fuel management out-sourced services, primarily to businesses operating fleets of vehicles and equipment. SMF's specialized truck fleet delivers fuel to customers' locations, refueling vehicles and equipment and/or resupplying storage facilities at competitive service fees and fuel prices. The proprietary SMF electronic fuel tracking system is used to measure, record, and track fuel dispensed to each vehicle and tank fueled at a customer location allowing verification of the amount and type of fuel delivered and providing customers with customized fleet fuel data for management analysis and tax reporting. SMF conducts operations in six states.


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


FORWARD LOOKING STATEMENTS
This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. For example, predictions or statements of belief or expectation concerning the future financial performance of the Company after this financing are "forward looking statements" which should not be relied upon. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected. There are numerous risks and uncertainties which could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the "Certain Factors Affecting Future Operating Results" section of the Company's Form 10-K for the year ended June 30, 2003.

                                   * * * * * *
      In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K is being furnished under Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          STREICHER MOBILE FUELING, INC.


Date:  November 17, 2003                  By:/s/RICHARD E. GATHRIGHT
                                             -----------------------------------
                                              Richard E. Gathright, President